Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-91141, 333-54118, 333-74920) and Form S-3 (Nos. 333-59224, 333-68446) of Plains All American Pipeline L.P. of our report dated February 26, 2003, relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas

February 28, 2003

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